EXHIBIT 21.1

HOLLYFRONTIER CORPORATION
SUBSIDIARIES OF REGISTRANT

State or Country of
Name of Entity	Incorporation or Organization

7037619 Canada Inc.	Canada
Artesia PTU LLC	Delaware
Artesia Renewable Diesel Company LLC	Delaware
Black Eagle LLC	Delaware
Cheyenne Logistics LLC (1)	Delaware
Cheyenne Renewable Diesel Company LLC	Delaware
Cushing Connect Pipeline & Terminal LLC (joint venture) (1)	Delaware
Cushing Connect Pipeline Holdings LLC (joint venture subsidiary) (1)	Delaware
Cushing Connect Terminal Holdings LLC (joint venture subsidiary) (1)	Delaware
Eagle Consolidation LLC	Delaware
El Dorado Logistics LLC (1)	Delaware
El Dorado Operating LLC (1)	Delaware
El Dorado Osage LLC (1)	Delaware
El Paso Operating LLC	Delaware
Ethanol Management Company LLC	Delaware
Frontier Aspen LLC (f/k/a HEP Casper SLC LLC) (1)	Delaware
Frontier Pipeline LLC	Delaware
Frontier Refining & Marketing LLC	Delaware
HEP Cheyenne LLC (1)	Delaware
HEP Cushing LLC (f/k/a HEP Cheyenne Shortline LLC) (1)	Delaware
HEP El Dorado LLC (1)	Delaware
HEP Fin-Tex/Trust-River, L.P. (1)	Texas
HEP Logistics GP, L.L.C (1)	Delaware
HEP Logistics Holdings, L.P.	Delaware
HEP Mountain Home, L.L.C. (1)	Delaware
HEP Navajo Southern, L.P. (1)	Delaware
HEP Oklahoma LLC (1)	Delaware
HEP Pipeline Assets, Limited Partnership (1)	Delaware
HEP Pipeline GP, L.L.C. (1)	Delaware
HEP Pipeline, L.L.C. (1)	Delaware
HEP Refining Assets, L.P. (1)	Delaware
HEP Refining GP, L.L.C. (1)	Delaware
HEP Refining, L.L.C. (1)	Delaware
HEP Tulsa LLC (1)	Delaware
HEP UNEV Holdings LLC (1)	Delaware
HEP UNEV Pipeline LLC (1)	Delaware
HEP Woods Cross, L.L.C. (1)	Delaware
Hippo Merger Sub, Inc.	Delaware
Hippo Parent Corporation	Delaware
Holly Energy Finance Corp. (1)	Delaware
Holly Energy Holdings LLC (1)	Delaware
Holly Energy Partners – Operating, L.P. (1)	Delaware
Holly Energy Partners, L.P. (1)	Delaware
Holly Energy Storage – Lovington LLC (1)	Delaware
Holly Logistic Services, L.L.C.	Delaware
Holly Logistics Limited LLC	Delaware
Holly Petroleum, Inc.	Delaware
Holly Refining Communications, Inc.	Delaware
HollyFrontier Asphalt Company LLC	Delaware
HollyFrontier Cheyenne Refining LLC	Delaware

HollyFrontier Cyprus Limited	Cyprus
HollyFrontier El Dorado Refining LLC	Delaware
HollyFrontier Holdings LLC	Delaware
HollyFrontier LSP Brand Strategies LLC	Delaware
HollyFrontier LSP Europe B. V. (f/k/a Petro-Canada Lubricants Netherlands B.V.)	Netherlands
HollyFrontier LSP Holdings LLC	Delaware
HollyFrontier LSP Latin America Holdings LLC	Delaware
HollyFrontier LSP Mexico S. de R.L. de C.V.	Mexico
HollyFrontier LSP Services LLC	Delaware
HollyFrontier LSP US Holdings LLC	Delaware
HollyFrontier Luxembourg Holding Company	Luxembourg
HollyFrontier Navajo Refining LLC	Delaware
HollyFrontier Netherlands B.V.	Netherlands
HollyFrontier Payroll Services, Inc.	Delaware
HollyFrontier Puget Sound Refining LLC	Delaware
HollyFrontier Refining & Marketing LLC	Delaware
HollyFrontier Renewables Holding Company LLC (f/k/a HollyFrontier Midstream Holding Company Inc.)	Delaware
HollyFrontier Renewables Marketing LLC	Delaware
HollyFrontier Services LLC	Delaware
HollyFrontier Transportation LLC	Delaware
HollyFrontier Tulsa Refining LLC	Delaware
HollyFrontier Woods Cross Refining LLC	Delaware
Hollymarks, LLC	Delaware
HRM Realty, LLC	Delaware
Jia Shi Lubricants Trading (Shanghai) Co. Ltd.	China
Lea Refining Company	Delaware
Lovington-Artesia, L.L.C. (1)	Delaware
Navajo Holdings, Inc.	New Mexico
Navajo Pipeline Co., L.P. (1)	Delaware
Navajo Pipeline GP, L.L.C.	Delaware
Navajo Pipeline LP, L.L.C.	Delaware
NWNAL LLC (1)	Delaware
Osage Pipe Line Company, LLC (joint venture) (1)	Delaware
Petro-Canada America Lubricants LLC (2)	Delaware
Petro-Canada Europe Lubricants Limited	U.K.
Petro-Canada Lubricants Inc.	Canada
Qingdao Sonneborn Refined Products Co., Ltd.	China
Red Giant Oil Company LLC	Delaware
Roadrunner Pipeline, L.L.C. (1)	Delaware
SLC Pipeline LLC (f/k/a HEP SLC, LLC) (1)	Delaware
Sonneborn do Brasil Reprecentacoes Comerciais LTDA	Brazil
Sonneborn Refined Products B.V.	Netherlands
Sonneborn US Holdings LLC	Delaware
Sonneborn, LLC	Delaware
UNEV Pipeline, LLC (joint venture) (1)	Delaware
Wainoco Oil and Gas Company	Delaware
Wainoco Resources, Inc.	Delaware
Woods Cross Operating LLC (1)	Delaware

(1)Represents a subsidiary of Holly Energy Partners, L.P. We have presented these entities in our list of subsidiaries as a result of our reconsolidation of Holly Energy Partners, L.P. on March 1, 2008.
(2)Petro-Canada America Lubricants LLC also does business as Intelligro.